Exhibit 99.1

For Immediate Release

News Corporation to Acquire Intermix Media, Inc.

Acquisition Includes World's Fastest-Growing Social Networking Portal, MySpace.com

Intermix's network of sites to join newly formed Fox Interactive Media

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Los Angeles, CA, July 18, 2005 -- News Corporation announced today that it signed a definitive agreement to acquire Intermix Media, Inc. for approximately $580 million in cash, or the equivalent of $12 per common share. In a separate transaction, Intermix announced today that it exercised its option to acquire the 47 percent of MySpace.com that it does not already own. MySpace.com is the leading lifestyle portal for networking online. Both MySpace.com and Intermix's more than 30 sites will become part of News Corporation's newly formed Fox Interactive Media unit.

The acquisition of Intermix, combined with the recently announced formation of Fox Interactive Media, underscores News Corporation's commitment to expand its internet presence by offering a deeper, richer online experience for its millions of users.

With the addition of MySpace,and Intermix's network of sites, News Corporation's U.S. web traffic will nearly double to more than 45 million unique monthly users, putting the Company in the top echelon of most trafficked content sites on the Internet today. The Intermix network of sites is the largest multi-category online entertainment network with more than 27 million unique monthly users. Intermix's group of entertainment, humor, gaming and social networking sites has become the leading network for shareable digital entertainment such as pictures, music and video.

Launched less than two years ago, MySpace.com is the fifth ranked web domain in terms of page views according to comScore Media Metrix.* Integrating web profiles, blogs, instant messaging, e-mail, music downloads, photo galleries, classified listings, events, groups, chatrooms, and user forums, MySpace.com has created a connected community where users put their lives online. As a result, MySpace.com is a favorite with online advertisers -- in June the site served more than 8 percent of all ads on the Internet, putting it in the company of Web giants Yahoo!, Google and AOL. It has also become a key music destination, with more than 350,000 bands and artists -- including REM, the Black Eyed Peas and Weezer -- having used the site to launch new albums and enable users to sample and share songs.

One of Intermix's popular web sites is grab.com, a premier gaming and entertainment site that integrates social networking, community features, and viral entertainment. Intermix augments its content properties through its analytical optimization e-commerce division -- Alena.

"Intermix is an important acquisition for News Corp., instantly doubling the number of visitors to our sites and providing an ideal foundation on which to meaningfully increase our internet presence," said News Corporation's Chairman and Chief Executive Officer, Rupert Murdoch.  "Intermix's brands, such as MySpace.com, are some of the web's hottest properties and resonate with the same audiences that are most attracted to Fox's news, sports and entertainment offerings. We see a great opportunity to combine the popularity of Intermix's sites, particularly MySpace, with our existing online assets to provide a richer experience for today's internet users."

The transaction is expected to close in the 4th quarter of calendar 2005. The transaction is subject to certain customary conditions including approval of the Intermix common and preferred stockholders.

In a related transaction, News Corporation announced that it entered into a voting agreement with VantagePoint Venture Partners, the largest stockholder of Intermix. The agreement provides that VantagePoint will vote its shares, representing approximately 22.4 percent of the outstanding shares of Intermix, in favor of the transaction.

"We are very excited to combine our unique Internet reach and assets with one of the most exciting media companies in the world. We look forward to continuing to lead the market in unique content, social networking, and analytical marketing," said Richard Rosenblatt, Intermix Media's CEO.

Mr. Rosenblatt and MySpace CEO, Chris DeWolfe will continue in their roles following the completion of the acquisition. Messrs. Rosenblatt and DeWolfe will join Fox Interactive Media, led by Ross Levinsohn.

ABOUT NEWS CORPORATION

News Corporation (NYSE: NWS, NWS.A; ASX: NWS, NWSLV) had total assets as of March 31, 2005 of approximately US$56 billion and total annual revenues of approximately US$23 billion. News Corporation is a diversified international media and entertainment company with operations in eight industry segments: filmed entertainment; television; cable network programming; direct broadcast satellite television; magazines and inserts; newspapers; book publishing; and other. The activities of News Corporation are conducted principally in the United States, Continental Europe, the United Kingdom, Australia, Asia and the Pacific Basin.

ABOUT INTERMIX

A leading online media and ecommerce enterprise, Intermix Media (Amex: MIX) and its subsidiaries utilize proprietary technologies and analytical marketing to develop unique content, an active community and innovative ecommerce offerings. The Intermix Network blends user-generated and proprietary online content to motivate its users to spend more time on its Network and to invite their friends to join them. By integrating social networking applications, self-publishing and viral marketing, the Intermix Network has grown to over 27 million unique visitors per month. Intermix also leverages its optimization technologies, marketing methodologies and the Internet through its Alena unit, where it launches branded consumer product offerings. Alena expands Intermix's consumer reach by marketing select high margin and innovative products directly to the consumer across the Internet. In doing so, Alena cost-effectively builds consumer brands and drives new users back to the Intermix Network.

ABOUT VANTAGEPOINT VENTURE PARTNERS

VantagePoint Venture Partners is among the most active and successful venture firms in the world with more than $2.8 billion of capital under management. The Firm invests exclusively in technology driven companies and is organized around deep expertise and resources in five principal areas of interest: Semiconductors, Software and Internet, Communications and Systems, Healthcare, and CleanTech. VantagePoint is a multi-stage investor, investing in high growth businesses at all stages of development. For more information: www.vpvp.com.

FORWARD LOOKING STATEMENTS

This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the company and its business, operations, financial condition and the industry in which it operates and the factors described in the company's filings with the Securities and Exchange Commission, including the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained therein. The company disclaims any obligation to update the forward-looking statements contained herein.

WHERE YOU CAN FIND ADDITIONAL INFORMATION:

In connection with Intermix's solicitation of proxies with respect to the meeting of stockholders to be called with respect to the proposed merger, Intermix will file with the Securities and Exchange Commission (the "SEC"), and will furnish to stockholders of Intermix, a proxy statement. Stockholders are advised to read the proxy statement when it is finalized and distributed to stockholders because it will contain important information. Stockholders will be able to obtain a free-of-charge copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC's website at www.sec.gov. Stockholders will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Intermix Media, Inc., 6060 Center Drive, Suite 300, Los Angeles, CA 90045 Attention: Corporate Secretary, Telephone: (310) 215-1001, or from Intermix's website, www.intermix.com.

Intermix and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be "participants" in the solicitation of proxies from stockholders of Intermix in favor of the proposed merger. Information regarding the persons who may be considered "participants" in the solicitation of proxies will be set forth in Intermix's proxy statement when it is filed with the SEC. Information regarding certain of these persons and their beneficial ownership of Intermix common stock as of June 1, 2004 is also set forth in the Schedule 14A filed by Intermix on July 20, 2004 with the SEC.

* Among the top 2000 domains. comScore Media Metrix, May 2005. For more information on comScore Networks, please go to http://www.comscore.com/.

CONTACTS:

Andrew Butcher (News Corporation Corp. Comms) 212-852-7070

Teri Everett (News Corporation Corp. Comms) 310-369-2929

Reed Nolte (News Corporation Investor Relations) 212-852-7092

Brett Brewer (Intermix Media) 310-215-1001 ext 117